EXHIBIT 99.1

Contact:	Christina Cha Marketing & Communications Manager Kennedy Wilson (310) 887-6294 ccha@kennedywilson.com www.kennedywilson.com	9701 Wilshire Blvd. Suite 700 Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS THIRD QUARTER 2010 AND YTD EARNINGS

Company reviews highlights since public listing one year ago

BEVERLY HILLS, Calif. (November 9, 2010) – Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson” or the “Company”), an international real estate investment and services company, today reported a third quarter 2010 net income adjusted for the amortization of non-cash compensation and loss from non-recurring extinguishment of corporate debt of $0.1 million (or $0.00 per basic share and diluted share). The Company’s net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders was $6.7 million (or $0.17 per basic and diluted share). The Company’s earnings before interest, taxes and depreciation (“EBITDA”) for the third quarter were $13.6 million (or $0.35 per basic share, $0.27 per diluted share).

Kennedy Wilson’s YTD net income adjusted for the amortization of merger-related and non-cash compensation and loss from non-recurring extinguishment of corporate debt was $11.6 million (or $0.30 per basic share, $0.25 per diluted share). The Company’s YTD net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders was $1.4 million (or $0.03 per basic and diluted share). The Company’s EBITDA YTD was $44.1 million (or $1.13 per basic share, $0.96 per diluted share).

The Company is approaching the one year anniversary of its listing on the AMEX, which occurred on November 13, 2009. Subsequently, in March of 2010 the Company moved to the NYSE. Below are some key achievements since Kennedy Wilson’s initial listing:

Company Highlights Since Public Listing

•	Strengthened balance sheet

o	Book equity increased by 180% to $310 million at 9/30/10 from $111 million at 9/30/09.

o	Consolidated cash position increased by 392% to $51 million at 9/30/10 from $10 million at 9/30/09.

o	Investment account (Kennedy Wilson’s share of equity invested in real estate and loans) increased by 80% to $337 million at 9/30/10 from $187 million at 9/30/09.

o	Line of credit facility increased to $75 million at 9/30/10 from $30 million at 9/30/09.

Kennedy Wilson Reports 3Q 2010 Earnings	- 2 -

o	Debt to book equity decreased to 0.5x at 9/30/10 from 1.3x at 9/30/09, with a long term strategy of maintaining modest leverage

o	Repurchased 19.2 million warrants at an average purchase price of $0.86, reducing total warrants outstanding to 11.1 million.

•	Increase in recurring income

o	Added approximately $45 million of annual run rate EBITDA through acquisition activities and increased service revenues.

o	3Q annual run rate management and leasing fees increased by 35% to $25 million at 9/30/10 from $18 million at 9/30/09 driven primarily by increased asset management fees earned through the Company’s acquisition activities.

o	3Q annual run rate commissions increased by 81% to $16 million at 9/30/10 from $9 million at 9/30/09 driven primarily by increased acquisition fees and auction commissions.

•	Capital raising success

o	Raised $221 million of equity for Kennedy Wilson and over $1 billion of third-party equity (including commitments) for the Company’s acquisition program, including $382 million from Fairfax Financial Holdings Limited.

o	Closed KW Property Fund III at $125 million, adding new investors such as the Tennessee Valley Authority, the Illinois Student Assistance Commission and Wake Forest University.

•	Robust acquisition program

o	Closed over $2 billion of opportunistic real estate and debt acquisitions through direct and joint venture investments including approximately $875 million in the third quarter.

o	Acquisitions were all in Kennedy Wilson’s target markets and consisted primarily of multifamily assets and debt secured by real estate.

o	Total multifamily units owned directly and through joint ventures on the West Coast of the U.S. and Japan are now in excess of 10,000.

o	Increased investment in Japanese subsidiary to 41.5% through acquisition; subsidiary’s portfolio is currently 95% occupied and has a currency gain in excess of $50 million.

•	Accessed debt financing

o	Took advantage of the historically low interest rate environment to reduce cost of debt at corporate and joint venture levels.

o	Borrowed in excess of $750 million of joint venture debt through acquisition financing and strategic property refinancing.

o	In the third quarter, refinanced approximately $235 million of joint venture debt, lowering interest rates on the related properties to a weighted average rate of 3.8% and decreasing interest payments by over $4 million per year.

•	Expansion of third-party service business

o	Auctioned and conventionally sold over 40 projects in CA, OR, WA, TX, NV, FL, CO, NC and HI.

o	Conducted commercial auctions, signaling the transition of the current real estate cycle.

o	Added numerous new accounts to the Company’s property management business through organic growth and the acquisition of Sachse Real Estate.

o	Sourced several key acquisitions for the investment division through relationships with bank clients.

Kennedy Wilson Reports 3Q 2010 Earnings	- 3 -

“We are proud of the results achieved over the past 12 months,” commented William McMorrow, chairman and CEO of Kennedy Wilson. “Our success is due largely to the hard work and dedication of the many talented people at the Company combined with the financial support that we have received from our partners and investors.”

Conference Call and Webcast Details

The Company will hold a live conference call and webcast to discuss results at 7:00 a.m. Pacific Time/ 10:00 a.m. Eastern Time on Wednesday, November 10th.

The direct dial-in number for the conference call is (877) 536-5544 for callers from the U.S. and Canada and (702) 894-2274 for international callers. A replay of the call will be available for one week beginning two hours after the live call and can be accessed at (800) 642-1687 for callers from the U.S. and Canada and (706) 645-9291 for international callers. The access code for the live call and the replay is 22366668.

The webcast will be available at: http://us.meeting-stream.com/kennedywilson_111010. A replay of the webcast will be available 24 hours after the original webcast on the Company’s web site for 90 days.

About Kennedy Wilson

Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 21 offices in the U.S. and Japan. The company offers a comprehensive array of real estate services including property and asset management, brokerage and auction services, and construction and trust management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor and manager of real estate investments in the U.S. and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Statements of goals and strategies and words such as “plan,” “believe,” “anticipate,” “expect,” “objectives,” “forecast,” “predict” and other similar words are intended to identify forward-looking statements. These forward looking statements are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and involve risks, uncertainties and other factors that may cause the Company’s actual results, performance, or financial condition to be materially different from any results, performance, or financial condition suggested by the statements in this news release. These risks and uncertainties may include the risk factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Item 1A. “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2009. Any such forward-looking statements, whether made in this news release or elsewhere, should be considered in the context of the various disclosures made by the Company about its business including, without limitation, the risk factors discussed in the Company’s filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Kennedy Wilson Reports 3Q 2010 Earnings	- 4 -

Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (proforma statement of income, adjusted earnings per share and EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy Wilson Reports 3Q 2010 Earnings	- 5 -

Kennedy-Wilson Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$50,713,000	$57,784,000
Accounts receivable	2,376,000	887,000
Accounts receivable—related parties	7,232,000	4,278,000
Income tax receivable	—	6,848,000
Notes receivable	27,661,000	541,000
Notes receivable—related parties	1,898,000	6,644,000
Real estate, net	130,077,000	40,581,000
Real estate available for sale	—	2,472,000
Investments in joint ventures ($23,710,000 and $19,612,000 carried at fair value as of September 30, 2010 and December 31, 2009, respectively)	242,298,000	185,252,000
Investments in loan pool participation	15,947,000	—
Goodwill and other assets	35,132,000	30,970,000

Total assets	$513,334,000	$336,257,000

Liabilities and equity

Liabilities
Accounts payable and other liabilities	$41,645,000	$29,348,000
Line of credit, notes payable, mortgages and other long-term debt	161,985,000	127,573,000

Total liabilities	$203,630,000	$156,921,000

Equity
Cumulative Preferred stock, $0.0001 par value, 1,000,000 shares authorized, $1,000 per share liquidation preference:
6.00% Series A, 100,000 and 0 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively, mandatorily convertible on May 19, 2015	—	—
6.452% Series B, 32,550 and 0 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively, mandatorily convertible on November 3, 2018	—	—
Common stock, $0.0001 par value, 125,000,000 shares authorized, 41,295,158 and 41,177,658 shares issued as of September 30, 2010 and December 31, 2009, respectively, 40,295,158 and 41,177,658 outstanding as of September 30, 2010 and December 31, 2009, respectively	4,000	4,000
Additional paid-in capital	285,458,000	155,878,000
Retained earnings	17,469,000	18,829,000
Accumulated other comprehensive income	7,701,000	2,603,000
Shares held in treasury at cost, $0.0001 par value, 1,000,000 and 0 held at September 30, 2010 and December 31, 2009, respectively	(10,180,000)	—

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	300,452,000	177,314,000
Non-controlling interests	9,252,000	2,022,000

Total equity	309,704,000	179,336,000

Total liabilities and equity	$513,334,000	$336,257,000

Kennedy Wilson Reports 3Q 2010 Earnings	- 6 -

Kennedy-Wilson Holdings, Inc.

Statement of Income and Proforma Statement of Income

(Unaudited)

	Three months ended September 30, 2010			Nine months ended September 30, 2010
	Consolidated GAAP	Pro Rata Unconsolidated Investments	Proforma Total	Consolidated GAAP	Pro Rata Unconsolidated Investments	Proforma Total
Management and leasing fees and commissions	$10,136,000	$0	$10,136,000	$24,774,000	$0	$24,774,000
Sales of real estate	0	1,173,000	1,173,000	3,937,000	1,422,000	5,359,000
Rental income and other income	1,637,000	15,205,000	16,842,000	2,934,000	27,590,000	30,524,000
Interest income	0	4,932,000	4,932,000	0	11,019,000	11,019,000

Total revenue	11,773,000	21,310,000	33,083,000	31,645,000	40,031,000	71,676,000

Commission, marketing, compensation and related expenses	12,677,000	0	12,677,000	31,432,000	0	31,432,000
Cost of real estate sold	0	874,000	874,000	2,714,000	1,049,000	3,763,000
General, administrative, depreciation and amortization	4,073,000	3,049,000	7,122,000	9,460,000	7,203,000	16,663,000
Rental operating expense	897,000	3,671,000	4,568,000	1,421,000	9,641,000	11,062,000

Total operating expenses	17,647,000	7,594,000	25,241,000	45,027,000	17,893,000	62,920,000

Equity in joint venture income	5,191,000	(5,191,000)	0	5,162,000	(5,162,000)	0
Income from loan pool participation	3,199,000	(3,199,000)	0	6,335,000	(6,335,000)	0
Interest on note investments	1,010,000	(1,010,000)	0	1,615,000	(1,615,000)	0

Total operating income (loss)	3,526,000	4,316,000	7,842,000	(270,000)	9,026,000	8,756,000

Non-operating income (expense)
Interest income	144,000	(144,000)	0	645,000	(645,000)	0
Remeasurement gain	0	0	0	2,108,000	0	2,108,000
Gain on extinguishment of debt	0	0	0	16,670,000	0	16,670,000
Interest expense	(2,198,000)	(4,172,000)	(6,370,000)	(6,492,000)	(8,381,000)	(14,873,000)
Loss on extinguishment of debt	(4,788,000)	0	(4,788,000)	(4,788,000)	0	(4,788,000)

Income (loss) before income taxes	(3,316,000)	0	(3,316,000)	7,873,000	0	7,873,000
(Provision for) benefit from income taxes	(383,000)		(383,000)	(4,335,000)	0	(4,335,000)

Net income (loss)	(3,699,000)	0	(3,699,000)	3,538,000	0	3,538,000
Net income attributable to the non-controlling interests	(1,215,000)		(1,215,000)	(2,374,000)	0	(2,374,000)
Preferred stock dividend	(1,804,000)		(1,804,000)	(2,524,000)	0	(2,524,000)

Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(6,718,000)	0	(6,718,000)	(1,360,000)	0	(1,360,000)
Other comprehensive income, net of tax	2,912,000		2,912,000	5,098,000	0	5,098,000

Total comprehensive income (loss)	$(3,806,000)	$0	$(3,806,000)	$3,738,000	$0	$3,738,000

Kennedy Wilson Reports 3Q 2010 Earnings	- 7 -

Kennedy-Wilson Holdings, Inc.

Earnings Per Share and Adjusted Earnings Per Share

(Unaudited)

	Three months ended September 30, 2010	Nine months ended September 30, 2010
Net income (loss) attributable to Kennedy Wilson common shareholders	$(6,718,000)	$(1,360,000)
Basic shares outstanding	38,961,822	39,062,570
GAAP earnings per share	$(0.17)	$(0.03)
Net income (loss) attributable to Kennedy Wilson common shareholders	(6,718,000)	(1,360,000)

Non-GAAP adjustments:
Plus: Amortization of merger-related and non-cash compensation	2,060,000	8,201,000
Plus: Non-recurring loss from extinguishment of corporate debt	4,788,000	4,788,000

Adjusted net income	130,000	11,629,000
Non-GAAP adjusted basic earnings per share	$0.00	$0.30
Diluted shares outstanding	49,466,817	45,785,551
Non-GAAP adjusted diluted earnings per share	$0.00	$0.25

Kennedy-Wilson Holdings, Inc.

Proforma EBITDA

(Unaudited)

	Three months ended September 30, 2010			Nine months ended September 30, 2010
	Consolidated GAAP	Pro Rata (Non-GAAP) Unconsolidated Investments	Proforma Total	Consolidated GAAP	Pro Rata (Non-GAAP) Unconsolidated Investments	Proforma Total
EBITDA:
Net income (loss)	$(3,699,000)	$0	$(3,699,000)	$5,579,000	$0	$5,579,000

Add back:
Interest expense	2,198,000	4,172,000	6,370,000	6,492,000	8,381,000	14,873,000
Non-recurring loss from extinguishment of corporate debt	4,788,000	0	4,788,000	4,788,000		4,788,000
Income taxes	383,000	0	383,000	4,335,000		4,335,000
Depreciation and amortization	616,000	3,049,000	3,665,000	1,197,000	7,203,000	8,400,000
Amortization of merger-related and non-cash compensation	2,060,000	0	2,060,000	8,201,000	0	8,201,000

		Proforma EBITDA	13,567,000			44,135,000
		Basic shares outstanding	38,961,822			39,062,570
		Diluted shares outstanding	49,466,817			45,785,551
		Proforma EBITDA per basic share	$0.35			$1.13
		Proforma EBITDA per diluted share	$0.27			$0.96

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